                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into this __ day of March 2001, to be effective as of February 12, 2001 (the "Effective Date"), by and between TEAM COMMUNICATIONS GROUP, INC., a California corporation (the "Company") having offices at 11818 Wilshire Boulevard, 2nd floor, Los Angeles, California 90025, and MICHAEL J. SOLOMON, an individual residing at 14 Beverly Park, Beverly Hills, CA 90210 (the "Executive");

                              W I T N E S S E T H:

      WHEREAS, the Executive has heretofore served as a member of the board of directors of the Company; and

      WHEREAS, the Executive has extensive experience in connection with licensing, marketing, and promotion and development of consumer and entertainment products of all types and descriptions; and

      WHEREAS, the Company desires to assure itself of the right to the Executive's services from and after the date hereof, on the terms and conditions of this Agreement; and

      WHEREAS, the Executive is willing to render services to the Company from and after the date hereof, on the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

      1. Nature of Employment.

            (a) Subject to the terms and conditions of this Agreement, the Company shall retain the Executive, and the Executive shall render services to the Company, as its Chairman of the Board of Directors and Chief Executive Officer. In such connection, the Executive shall supervise, direct and be responsible for (i) the implementation of all corporate policies and directives established by the Board of Directors of the Company, (ii) the operation and management of the Company; and (iii) such other duties and responsibilities as are customarily performed by a Chief Executive Officer of a corporation. The Executive shall report to and shall be subject to the ultimate direction and guidance of the Board of Directors of the Company.

            (b) Throughout the period of his employment hereunder, the Executive shall devote such portion of his business time and efforts as he shall reasonably determine shall be required to perform his duties and responsibilities hereunder on behalf of the Company faithfully, diligently and to the best of his ability. The Company expressly acknowledges that the Executive has informed the Company of the nature and extent of the other business activities in which he is engaged which take up a portion of his business and professional time, and the

Company hereby expressly agrees that the Executive may continue to engage in such other business activities; provided, however, the Executive does hereby covenant and agree that in connection with engaging in any such other business activities, he shall not compete with or engage in activities which represent an actual or potential conflict of interest with the business then engaged in by the Company, unless otherwise expressly approved by the other members of the Board of Directors of the Company. By its execution of this Agreement, the Company and the Board of Directors hereby approve of the Executive serving as Chairman of the Board of Directors of Victory Entertainment Corp. ("Victory"), a producer and distributor of television and Internet programming and marketer of program-related branded consumer merchandise, so long as such activities on behalf of Victory do not interfere with the obligations of the Executive hereunder, including those set forth in the first sentence of this Section 1(b).

            (c) The Executive shall do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities; provided, however, that the Executive shall not be assigned to regular duties such as would reasonably require him to relocate his permanent residence from the greater Los Angeles, California area.

            (d) Throughout the term of this Agreement, the Company shall cause the Executive to be nominated for election to the Board of Directors of the Company, and, if so elected, the Board of Directors shall elect him to the position of Chairman of the Board of Directors.

      2. Term of Employment; Termination.

            (a) Subject to prior termination in accordance with Section 2(b) below, the Executive's full-time employment hereunder shall commence on the Effective Date and shall continue through and including March 31, 2004 (the "Initial Term"). Following the Initial Term, this Agreement shall continue on the same terms and conditions set forth herein for additional one (1) year periods (each a "Renewal Period"), unless either the Company or the Executive elects to terminate this Agreement by written notice to the other given not later than thirty (30) days prior to the expiration date of the Initial Term or any Renewal Period.

            (b) In addition to termination at the end of the Initial Term or any Renewal Period, this Agreement:

                  (i) may be terminated at any time upon mutual written agreement of the Company and the Executive;

                  (ii) may be terminated at any time, at the option of the Executive, upon thirty (30) days' prior written notice to the Company, in the event that (A) the Company shall fail to make any material payment to the Executive required to be made under the terms of this Agreement, or (B) the Company shall fail to perform any other material covenant or agreement to be performed by the Company under this Agreement or under the Registration Rights Agreement (as hereinafter defined) and shall fail to cure or remedy same within thirty (30) days after written notice thereof by the Executive to the Company;

                  (iii) may be terminated, at the option of the Board of the Company (the Executive abstaining from any such vote), at any time "for cause" (as hereinafter defined);

                  (iv) may be terminated, at the option of the Company, at any time in the event of the "permanent disability" (as hereinafter defined) of the Executive; or

                  (v) shall automatically terminate upon the death of the Executive.

            (c) As used herein, the term "for cause" shall mean and be limited to the mutual agreement of the parties or a final determination as provided in
Section 11 of this Agreement that there has occurred: (i) a material breach of this Agreement by the Executive which in any case was not corrected within thirty (30) days after written notice of same from the Company to the Executive (which notice shall specify in detail the nature of Executive's alleged breach);
(ii) gross negligence or malfeasance by the Executive in the performance of his duties and responsibilities hereunder; (iii) in the absence of a breach by the Company of its obligations hereunder, the voluntary resignation by Executive as an employee of the Company without the prior written consent of the Company, or
(iv) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act or failure to act on the Executive's part shall deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

            (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents, or is reasonably likely to prevent, the Executive from continuing the performance of his normal duties and responsibilities hereunder for a period (i) in excess of six (6) consecutive months, or (ii) of six (6) months or more (whether or not consecutive) in any twelve (12) month period. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Executive) shall be conclusive.

            (e) Upon any termination of this Agreement as provided in Section 2(b), the Executive (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all (i) earned but unpaid Base Salary (as such term is hereinafter defined) appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and (ii) any other amounts then due and payable to the Executive hereunder; provided, however,

                  (A) if such termination was as a result of the application of the provisions of Section 2(b)(ii) above, in addition to any other amounts then due and payable to the Executive, the Executive or his estate or legal representatives shall be entitled to receive the Base Salary through the entire Initial Term of this Agreement or any Renewal Period, if applicable; and

                  (B) if such termination was as a result of the application of the provisions of Section 2(b)(iv) or Section 2(b)(v) above, in addition to any other amounts then due and payable to the Executive, the Executive or his estate or legal representatives shall be entitled to receive the Base Salary for a period equal to the lesser of eighteen (18) months following the effective date of termination of this Agreement or the remaining Initial Term of this Agreement or any Renewal Period, if applicable.

            All such payments shall be made on the next applicable payment date therefor (as provided in Section 3 below) following the effective date of termination. Such payments shall constitute all amounts to which the Executive (or his estate or legal representative) shall be entitled upon termination of this Agreement.

            (f) Notwithstanding anything to the contrary contained in this Agreement, if it shall be established or mutually agreed that termination of this Agreement by the Executive under the provisions of Section 2(b)(ii) above was valid and for good reason, in addition to (and not in lieu of) any other payments and remedies then available to the Executive pursuant to Section 2(e) above, all Options granted under Section 4 of this Agreement shall become fully Vested Options (as hereinafter defined), and all payments under Section 401(k) plans for the benefit of the Executive shall become fully vested, to the extent permitted under any then existing plans.

      3. Compensation and Benefits.

            (a) Base Salary. As compensation for his services to be rendered hereunder, the Company shall pay to the Executive an annual base salary of Six Hundred Thousand ($600,000) Dollars per annum (the "Base Salary"). Such Base Salary shall be subject to (i) increase as provided in Section 3(b) hereof, and
(ii) payroll deductions and other withholdings as and to the extent required by law from time to time. Such Base Salary shall be payable to the Executive in accordance with the Company's payroll practices.

            Notwithstanding the foregoing, until such time as the Company shall have received gross proceeds aggregating Three Million ($3,000,000) Dollars or more from any one or more public or private issuance of debt or equity securities of the Company, strategic alliance, joint venture, partnership, lease, franchise or license agreement which shall be approved by the Board of Directors of the Company (individually a "Financing" and collectively "Financings"), fifty (50%) percent the Executive's Base Salary shall accrue, as hereinafter provided, and be deferred. At such time as one or more Financings of Three Million ($3,000,000) Dollars or more shall have been obtained, all accrued and unpaid Base Salary, calculated from the Effective Date of this Agreement shall become immediately due and payable to the Executive or his legal representatives.

            In addition to (and not in lieu of) the foregoing Base Salary, in recognition of the significant services heretofore performed by the Executive on an emergency basis, the Company does hereby award to the Executive a signing bonus of One Hundred and Fifty Thousand (150,000) shares of Company Common Stock, to be issued to the Executive as soon as practicable following the execution and delivery of this Agreement.

            (b) Annual Increases in Base Salary. Effective as of April 1, 2002 and on each March 31st (an "Anniversary Date") thereafter during the Initial Term of this Agreement the Executive's annual Base Salary shall be increased during the twelve (12) consecutive months commencing April 1 and ending March 31 (each an "Anniversary Period") to the amounts set forth below for each Anniversary Period in question:

            Anniversary Period                        Base Salary
            ------------------                        -----------

            April 1, 2002 to March 31, 2003           $650,000
            April 1, 2003 to March 31, 2004           $725,000

            (c) Bonus. Commencing with March 31, 2002 and on each subsequent March 31st Anniversary Date during the Term of this Agreement, the Company shall pay to the Executive an annual cash bonus (the "Bonus"), subject to the provisions of this Section 3(c). Such annual Bonus shall be equal to seven and one-half (7.5%) percent of the "Company Net Pre-Tax Earnings" (as hereinafter defined) achieved by the Company in each of the fiscal years of the Company immediately preceding the Anniversary Date in question, commencing with the fiscal year ending December 31, 2001. As used herein, the term "Company Net Pre-Tax Earnings" shall mean the consolidated net income of the Company and each of its consolidated subsidiaries in each of the fiscal years ending during the Term of this Agreement (commencing with the fiscal year ending December 31, 2001), including all extraordinary gains or losses, all as set forth on the audited consolidated statements of income(loss) of the Company for such fiscal year, plus the amount actually deducted on the statements of income for such fiscal year in respect of income taxes, after giving effect to the application of any benefits derived from the utilization of any net operating loss carryforwards in such fiscal year.

            (d) Fringe Benefits. The Company shall provide the Executive with to an automobile allowance of $1,500 per month to enable the Executive to lease a Company car of his choosing. To the extent reasonably required in connection with the performance of his duties hereunder, the Company will also provide and pay for two full-time secretaries for the Executive who shall work in the premises of the Company. The Company shall also make available to the Executive, throughout the period of his full-time employment hereunder, such benefits and perquisites as are generally provided by the Company to its executive employees, including but not limited to eligibility for participation in any group life, health, dental, vision, disability or accident insurance, pension plan, profit-sharing plan, retirement savings plan, 401(k) plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy, or to preclude the Company from amending or terminating any plan or policy. Except for his eligibility under COBRA or as provided in any such benefit plan, the Executive acknowledges that he will cease to be eligible for all or substantially all of such fringe benefits following the conclusion of his full-time employment, and the Executive will not make any claim for any such benefits for which he is not then eligible.

            (e) Life Insurance. The Company shall promptly obtain and, throughout the Initial Term of this Agreement and any Renewal Period shall maintain and pay the premiums on, one or more policies of term life insurance insuring the life of the Executive in the amount of $3,000,000. Upon the death of the Executive, all proceeds of such life insurance shall be paid to the person(s), estate or legal representatives of the Executive designated as the beneficiaries of such life insurance policies. The Executive agrees to submit to all physical examinations as may be required in order to obtain such life insurance. Upon termination of this Agreement for any reason, other than the Executive's death, the Company shall continue to pay the premium on such life insurance policy(ies) for a minimum of six (6) months following the effective date of such termination. At the Executive's request, the Company shall assign the ownership of such life insurance policy(ies) to the Executive or his designee, provided, that such assignee shall pay all premiums on such life insurance from and after the date of such assignment.

            (f) Expenses. Throughout the term of this Agreement, Company shall also reimburse the Executive, upon presentment by the Executive to the Company of appropriate receipts and vouchers therefore, for any and all actual and reasonable out-of-pocket business expenses incurred by the Executive in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been approved as and to the extent required in accordance with the Company's standard policies and procedures in effect from time to time. To the extent that the Executive shall travel to other cities or countries on behalf of the Company he shall have the right to be accompanied by his spouse (if required or beneficial for business purposes in the judgment of the Executive) and all travel, lodging and related expenses incurred in connection with such business trips shall be paid or reimbursed by the Company.

      4. Stock Options. The Company and the Executive do hereby agree that the Company shall issue stock options to the Executive under the Company's 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan"), in accordance with the provisions of this Section 4 and the Plan.

            (a) The Executive is hereby granted options (the "Options") to purchase an aggregate of one million two hundred thousand (1,200,000) shares (the "Option Shares") of the common stock, no par value, of the Company (the "Common Stock"), all upon the terms and conditions set forth in this Section 4.

            (b) The exercise price of the Options to purchase all 1,200,000 Option Shares shall be eighty-one cents ($.81) per Option Share (the "Exercise Price"); such price being the closing price of the Company's Common Stock, as traded on the Nasdaq Stock Exchange, Inc. ("Nasdaq") on the date of execution of this Agreement.

            (c) Options to purchase an aggregate of 400,000 Option Shares shall vest immediately as of the Effective Date of this Agreement (the "Vested Options"). Once any of the Options becomes a Vested Option it may be exercised by the holder at any time or from time to time, in whole or in part, prior to the expiration of the term of such Vested Option. Each Vested Option shall (i) have a term of five (5) years from the date such Option becomes a Vested Option,
(ii) shall be exercisable for a period of ninety (90) days following termination of the Executive's employment with the Company, and (iii) shall contain such other terms and conditions that are consistent with options previously granted by the Company to other senior executives under the Plan.

            (d) Subject to earlier vesting upon the occurrence of any one of the "Early Vesting Events" (hereinafter defined), Options to purchase the remaining 800,000 Option Shares (the "Unvested Options") shall vest, as follows:

--------------------------------------------------------------------------------
      Number of Options Vesting               Date of Vesting
      -------------------------               ---------------
--------------------------------------------------------------------------------
               400,000                        February 12, 2002
--------------------------------------------------------------------------------
               400,000                        February 12, 2003
--------------------------------------------------------------------------------

      Once an Unvested Option shall vest, it shall be deemed to be a Vested Option for all purposes of this Agreement and the Registration Rights Agreement (as hereinafter defined).

            (e) Notwithstanding the foregoing vesting schedule, upon the occurrence of the earliest to occur of: (i) a valid termination of this Agreement by the Executive pursuant to the provisions of Section 2(b)(ii) above,
(ii) a "Change in Control" (as hereinafter defined), or (iii) the consummation of a "Significant Transaction," as hereinafter defined (each a "Early Vesting Event"), all Unvested Options shall immediately become Vested Options upon consummation of any such Early Vesting Event.

      As used herein, the term "Change in Control" shall mean the sale of all or transfer of all or substantially all of the assets or securities of the Company to any unaffiliated third party, whether pursuant to a stock sale, asset sale, merger, consolidation or like combination, in each case, where the power to elect a majority of the members of the Board of Directors of the Company shall be vested in such unaffiliated third party.

      As used herein, a "Significant Transaction" shall mean the occurrence of either or both of the following during the Initial Term of this Agreement while the Executive shall continue to serve as Chief Executive Officer of the Company:
(i) one or a series of public or private equity and/or equity equivalent type financings for the benefit of the Company which shall provide the Company with gross proceeds (before customary fees, commissions and other related transaction expenses) of not less than $25.0 million; or (ii) any acquisition by the Company of stock or assets of any third party, or the Company consummating any merger, joint venture, consolidation or related combination with any one or more third parties (not otherwise constituting a Change in Control), as a result of which the average closing price of the Company's publicly traded Common Stock, as reported on the Nasdaq Stock Exchange, Inc. or any other national securities exchange, for thirty (30) consecutive trading days shall be at least $5.00 per share.

            (f) Subject at all times to immediate vesting of all Unvested Options upon the occurrence of an Early Vesting Event, in the event that this Agreement shall be terminated prior to the expiration of the Initial Term for any of the reasons specified in Section 2 (other than Section 2(b)(ii)) above), all Unvested Options as at the date of such termination shall be forfeited by the Executive and shall terminate and be deemed to have expired as at the date of such termination.

            (g) All Options granted pursuant to this Section 4 may be exercised by the Executive at any time or from time to time, in whole or in part, for a period of five (5) years from the date such Options shall become Vested Options. To the extent not fully exercised all Vested Options shall expire and be of no further force or effect after their respective expiration dates.

            (h) The Company covenants and agrees from time to time during the Initial Term of this Agreement and thereafter it shall, within 30 days from the date of each request by the Executive (provided that no such request shall be made more than two times in each Anniversary Period), prepare and file with the Securities and Exchange Commission ("SEC") and use its best efforts to cause to be declared effective a registration statements on Form S-8 (or other applicable form for registering securities) so as to register for resale under the Securities Act of 1933, as amended, all Option Shares applicable to Vested Options held by the Executive or the Solomon Family Trust.

            (i) The Executive shall have the right to assign the Options and all Option Shares to the Solomon Family Trust or any other trust, foundation or other entity formed for the benefit of the Executive or members of his family.

      5. Change in Control Payment. In the event that, in connection with a Change in Control which results in value being received by the Company's stockholders (in cash or fair value of stock or other securities) of $3.00 per share or more (the "Stock Valuation"), the Executive shall elect to resign his employment with the Company, the Company or any successor in interest to the Company shall pay to the Executive, a cash amount (the "Change in Control Payment") which shall be equal to the amounts set forth below, based upon the Stock Valuation in effect as at the time of or in connection with such Change in Control.

--------------------------------------------------------------------------------
           Stock Valuation                  Change in Control Payment
           ---------------                  -------------------------
--------------------------------------------------------------------------------
$3.00 per share                        $1,000,000
--------------------------------------------------------------------------------
$3.01 per share to $4.00 per share     $1,000,000 plus $3,333 for each one cent
                                       above $3.00 up to $4.00;
--------------------------------------------------------------------------------
$4.01 per share to $5.00 per share     $1,333,333 plus $6,666 for each one cent
                                       above $4.00 up to $5.00;
--------------------------------------------------------------------------------
$5.01 per share to $6.00 per share     $2,000,000 plus $10,000 for each one cent
                                       above $5.00 up to $6.00; and
--------------------------------------------------------------------------------
Over $6.00 per share                   $3,000,000.
--------------------------------------------------------------------------------

      6. Vacation, etc.

            (a) During the period of his full-time employment hereunder:

                  (i) The Executive shall be entitled to take, from time to time, normal and reasonable vacations with pay, consistent with the Company's standard policies and procedures in effect from time to time, at such times as shall be mutually convenient to the Executive and the Company, and so as not to interfere unduly with the conduct of the business of the Company. Such vacation time may aggregate up to six (6) weeks per year.

                  (ii) The Executive shall further be entitled to paid holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.

      7. Company Property; Confidentiality.

            (a) The Executive hereby acknowledges and confirms that all ideas and other developments or improvements conceived by the Executive, whether alone or with others, during the term of this Agreement (whether or not during working hours), that are within the scope of the business operations of the Company or any of its subsidiaries or that relate to any business of any type conducted or proposed to be conducted by the Company or any of its subsidiaries, constitute the exclusive property of the Company or the subject subsidiary. The Executive shall assist the Company or its subsidiaries (as applicable) as required in order to establish, confirm and evidence the Company's or its subsidiary's ownership of such ideas, developments and improvements, and shall execute and deliver any and all such agreements, instruments and other documents as may be necessary or appropriate in connection therewith.

            (b) Upon termination of this Agreement under any circumstances, and otherwise upon request of the Company or any of its subsidiaries, the Executive shall immediately return all property of the Company and/or its subsidiaries utilized by the Executive in rendering services hereunder, to the extent in the Executive's possession or under his control.

            (c) After the termination or expiration of his employment hereunder, the Executive shall not divulge, furnish or make accessible to anyone (otherwise than in the regular course of business of the Company) any confidential or nonpublic knowledge or information with respect to the business or plans of the Company.

      8. Non-Assignability.

            In light of the unique personal services to be performed by the Executive hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Executive of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

      9. Notices.

            Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

      10. General.

            (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

            (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party; provided, however, that the Company or any successor or assign may, at any time and from time to time, assign this Agreement as part of the sale of all or any substantial portion of the business of the Company.

            (c) The captions and section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

            (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of California.

            (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

            (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

            (g) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

            (h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                  (i) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

      11. Resolution of Disputes, Binding Arbitration.

            (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall so notify the other party in writing. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

            (b) In the event that any dispute involving the interpretation or application of this Agreement which cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall be in Los Angeles, California. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

            (c) In connection with any Arbitration pursuant to this Section 11, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

            (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the State of California. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

            (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount


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

as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

            (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

            (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                          TEAM COMMUNICATIONS GROUP, INC.

                                          By:___________________________________


                                          ______________________________________
                                                    MICHAEL J. SOLOMON


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